EXHIBIT 5.1
                               THE LAW OFFICE OF
                                CONRAD C. LYSIAK
                        601 WEST FIRST AVENUE, SUITE 903
                           SPOKANE, WASHINGTON 99201
                                 (509) 624-1475
                              FAX: (509) 747-1770
                           EMAIL: CCLYSIAK@QWEST.NET






                                     May 17, 2007




Securities and Exchange Commission
100 F Street, NE
Washington, D. C.   20549

                                     RE: Golden Tan, Inc.

Gentlemen:


      I have been retained as special counsel for Golden Tan, Inc., a Nevada corporation (the "Company"), to pass on the legality of the registration of 1,960,000 shares of common stock, par value $0.001 per share, being offered for resale by certain selling shareholders of the Company on a Form SB-2 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to Section 5 of the Securities Act of
1933, as amended (the "Act").   The offering price is $0.01 per share.

      You have asked me to render my opinion as to the matters hereinafter set forth herein.

      I have examined originals and copies, certified or otherwise identified to my satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the Company, and other documents as I have deemed necessary as a basis for this opinion. In my examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. I have, when relevant facts material to my opinion were not independently established by me, relied to the extent I deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

                                     Securities and Exchange Commission
                                     RE:  Golden Tan, Inc.
                                     May 17, 2007
                                     Page 2



       Based upon and subject to the foregoing, I am of the opinion that insofar as the laws of Nevada are concerned:

1. The Company is a corporation duly organized and validly existing under the laws of Nevada.

2. The Shares to be sold as described in the Registration Statement have been duly authorized and legally issued as fully paid and non-assessable shares.

      I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and to the use of my firm name wherever appearing in the Registration Statement.

                                     Yours truly,


                                     /s/ CONRAD C. LYSIAK
				     --------------------
                                     Conrad C. Lysiak